UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 14, 2016

PARAMOUNT GOLD NEVADA CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-36908	98-0138393
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street

Winnemucca, Nevada

89445

(Address of Principal Executive Offices)

(775) 625-3600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

Paramount Gold Nevada Corp. (the “Company”) held its annual stockholder meeting on December 14, 2016.   Of the 15,689,954 shares outstanding and entitled to vote at the meeting, 10,374,464 shares of common stock or 66.1% were voted.

At the annual stockholder meeting, the stockholders of the Company were asked to consider and vote on three proposals.  The election results for each proposal were as follows:

Proposal #1: Election of Directors

The stockholders elected the following six individuals to the Company’s Board of Directors for a one-year term expiring at the 2017 Annual General Meeting.  The voting results were as follows:

	Shares Voted
	For	Withheld	Broker Non-Votes
David Smith	5,198,518	185,742	4,990,204
Glen Van Treek	5,249,354	134,906	4,990,204
Christopher Reynolds	5,290,844	93,416	4,990,204
John Carden	5,194,388	189,872	4,990,204
Eliseo Gonzalez-Urien	5,166,245	218,015	4,990,204
Pierre Pelletier	5,284,813	99,447	4,990,204

Proposal #2:  Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of MNP LLP as the Company’s independent registered public accountants for the year ended June 30, 2017.  The voting results were as follows:

For	Against	Abstain
10,000,403	95,496	278,565

Proposal #3:  Ratification of the 2016 Stock Incentive and Equity Compensation Plan

The stockholders ratified the Company’s 2016 Stock Incentive and Equity Compensation Plan.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
5,043,206	302,494	38,560	4,990,204

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GOLD NEVADA CORP.

Date: December 16, 2016	By:	/s/ Carlo Buffone
Carlo Buffone
Chief Financial Officer